UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2010 (June 4, 2010)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for Glimcher Realty Trust (the “Registrant”) was held on Friday, June 4, 2010 (the “Meeting”). Proxies for the Meeting were solicited by the Registrant pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  Two proposals were submitted to a vote of the holders of the Registrant’s common shares.

In connection with Proposal 1 regarding the election of three Class I Trustees, there was no solicitation in opposition to nominees for Class I Trustee listed in the proxy statement for the Meeting and all of the nominees listed in the proxy statement were elected. The final voting results for Proposal 1 are as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Timothy J. O’Brien	40,430,845	1,431,675	13,472,301
Niles C. Overly	40,441,462	1,421,058	13,472,301
William S. Williams	40,439,237	1,423,283	13,472,301

In connection with Proposal 2, there was no solicitation in opposition of the ratification of the appointment of BDO Seidman, LLP (“BDO”) as the Registrant's independent registered public accounting firm as set forth in the proxy statement for the Meeting and such appointment was ratified. There were no broker non-votes cast in connection with Proposal 2.  The final voting results for Proposal 2 are as follows:

Proposal No. 2	Votes For	Votes Against	Abstentions
Ratification of the appointment of BDO as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	54,154,304	153,451	1,027,066

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: June 8, 2010	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary